                                                                     EXHIBIT 2.2

                             CERTIFICATE OF MERGER
                                       of
                      LAW OFFICE INFORMATION SYSTEMS, INC.
                           (an Arkansas corporation)
                                 with and into
                               LOISLAW.COM, INC.
                            (a Delaware corporation)
                       (UNDER SECTION 252 OF THE GENERAL
                   CORPORATION LAW OF THE STATE OF DELAWARE)
                   =========================================


     Loislaw.com, Inc., a Delaware corporation ("Loislaw.com"), hereby certifies that:

     (1) The name and state of incorporation of each of the constituent corporations are:

          (a) Loislaw.com, Inc., a Delaware corporation; and

          (b) Law Office Information Systems, Inc., an Arkansas corporation ("LOIS (Arkansas)").

     (2) An Agreement and Plan of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the provisions of Section 252 of the General Corporation Law of the State of Delaware.

     (3) The name of the surviving corporation is Loislaw.com., Inc., a Delaware corporation.

     (4) The Certificate of Incorporation of Loislaw.com, which is the surviving corporation, shall be the Certificate of Incorporation of the surviving corporation.

     (5) The executed Agreement and Plan of Merger is on file at the principal place of business of Loislaw.com at 105 North 28/th/ Street, Van Buren, Arkansas, 72956.

     (6) A copy of the Agreement and Plan of Merger will be furnished by Loislaw.com, on request and without cost, to any stockholder of either constituent corporation.

     (7) The authorized capital stock of each foreign corporation which is a party to the merger is as follows:

   Corporation        Class             Series         Number of Shares  Par Value
-----------------  ------------  --------------------  ----------------  ---------
LOIS (Arkansas)    Common Stock          None                10,000,000      $.001
                    Preferred     Series A Convertible          931,044      $.001
                    Preferred     Series B Redeemable           439,589      $.001
                    Preferred     Series C Convertible        2,495,697      $.001
                    Preferred         Undesignated            1,133,670      $.001

8. In accordance with the Plan, the Merger shall become effective upon filing this document with the Secretary of State of Delaware.

     IN WITNESS WHEREOF, Loislaw.com, has caused this Certificate to be signed by the undersigned on the 16th day of June, 1999.


                                    LOISLAW.COM, INC.,
                                    a Delaware corporation



                                    By: /s/ Kyle D. Parker
                                        -----------------------------
                                        Kyle D. Parker
                                        Chief Executive Officer

                                                                     EXHIBIT 2.2
                                                                       (cont.)

                     LAW OFFICE INFORMATION SYSTEMS, INC.

                              ARTICLES OF MERGER

     Pursuant to the provisions of Section 4-27-1105 of the Arkansas Business Corporation Act, each of the undersigned corporations hereby adopts the following Articles of Merger for the purpose of effecting a merger in accordance with the provisions of Section 4-27-1101 of the Arkansas Business Corporation Act (the "Act").

1. The name of each of the undersigned corporations and the state under the laws of which each is incorporated are:

     Name of Entity                           State
     --------------                           -----

     Law Office Information Systems, Inc.     Arkansas

     Loislaw.com, Inc.                        Delaware

2.   An Agreement and Plan of Merger, attached hereto as Exhibit A (the "Plan"),
                                                         ---------
     providing for the merger of Law Office Information Systems, Inc., an Arkansas corporation ("LOIS (Arkansas)") with and into Loislaw.com, Inc., a Delaware corporation ("Loislaw.com") (the "Merger") has been approved by each of the undersigned corporations.

3. The name of the surviving corporation in the Merger is Loislaw.com, Inc. (the "Surviving Corporation").

4. An executed copy of the Plan is on file at the principal place of business of the Surviving Corporation, whose address is 105 North 28/th/ Street, Van Buren, Arkansas 72956. A copy of the Plan will be furnished by the Surviving Corporation on written request and without cost to any shareholder of the undersigned corporations.

5. As to each of the undersigned corporations, the approval of whose shareholders is required, the designation, number of outstanding shares and number of votes entitled to be cast by each voting group entitled to vote separately on the Plan are as follows:

     Name of Entity and Voting
     Group(s) Entitled to Vote       Number of Shares
             Separately                Outstanding     Number of Votes
     -------------------------       ----------------  ---------------
LOIS (Arkansas)

     Common Stock, par value             5,093,021        5,093,021
     $.001 per share

     Series A Convertible                  931,044          931,044
     Preferred Stock, par value
     $.001 per share

     Series C Convertible                2,495,697        2,495,697
     Preferred Stock, par value
     $.001 per share


Loislaw.com

     Common Stock, par value                 1,000            1,000
     $.001 per share


6. As to each of the undersigned corporations, the approval of whose shareholders is required, the number of outstanding shares of each voting group entitled to vote separately on the Plan that voted for and against the Plan, respectively, are as follows:

     Name of Entity and Voting
     Group(s) Entitled to Vote
            Separately              Total Voted For  Total Voted Against
     --------------------------     ---------------  -------------------
     LOIS (Arkansas)

        Common Stock, par value          5,093,021            -0-
        $.001 per share

        Series A Convertible               931,044            -0-
        Preferred Stock, par value
        $.001 per share

        Series C Convertible             2,495,697            -0-
        Preferred Stock, par value
        $.001 per share



     Loislaw.com

        Common Stock, par value              1,000            -0-
        $.001 per share

     The total number of votes cast in favor of the Plan by each voting group entitled to vote separately on the Plan was sufficient for approval by each such voting group.

7. As to each of the undersigned corporations, the Plan and the performance of its terms were duly authorized by all action required by the laws of Arkansas and Delaware, respectively, and by the constituent documents of such corporation.

8. In accordance with the Plan, the Merger shall become effective upon filing this document with the Secretary of State of Arkansas.

                               *    *    *    *

                 [Remainder of page intentionally left blank.]

     IN WITNESS WHEREOF, LOIS (Arkansas) and Loislaw.com have caused these Articles of Merger to be signed by the undersigned on the 16th day of June, 1999.


                                 LAW OFFICE INFORMATION SYSTEMS, INC.,
                                 an Arkansas corporation

                                 By:  /s/ Kyle D. Parker
                                      -----------------------------------
                                      Kyle D. Parker
                                      Chief Executive Officer



                                 LOISLAW.COM, INC.,
                                 a Delaware corporation


                                 By:  /s/ Kyle D. Parker
                                      -----------------------------------
                                      Kyle D. Parker
                                      Chief Executive Officer